Exhibit 3.11

FILED

2004 JUL – 9 A 8:08

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF INCORPORATION OF

DEVOTO CONSTRUCTION OF SOUTHWEST FLORIDA, INC

The undersigned, acting as incorporator of a Florida corporation under the Florida Business Corporation Act, Chapter 607 of the Florida Statutes, hereby adapts the following Articles of Incorporation for such Corporation:

ARTICLE I

NAME

The name of the Corporation is Devoto Construction of Southwest Florida, Inc.

ARTICLE II

PRINCIPAL OFFICE AND MAILING ADDRESS

The address of the Corporation’s principal office and mailing address is 2234 Colonial Boulevard, Fort Myers, Florida 33907.

ARTICLE III

PURPOSE AND EFFECTIVE DATE

The Corporation is organized for the purpose of transacting any and all lawful business for which corporations may be incorporated under the laws of Florida. The Corporation shall begin its existence on July 6, 2004.

ARTICLE IV

CAPITAL STOCK

The Corporation is authorized to issue 10,000 shares of common stock, $.001 par value per share.

ARTICLE V

INITIAL REGISTERED AGENT AND OFFICE

The name of the initial registered agent of the Corporation and the street address of the initial registered office of the Corporation are as follows:

Name	Address

Darrell C. Smith	101 East Kennedy Boulevard
Suite 2800
Tampa, Florida 33602

ARTICLE VI
INCORPORATOR

The name and address of the person signing these Articles as Incorporator are:

Name	Address

Darrell C. Smith	101 East Kennedy Boulevard
Suite 2800
Tampa, Florida 33602

ARTICLE VII

INITIAL BOARD OF DIRECTORS

The Corporation shall initially have three (3) directors to hold office until the first annual meeting of the shareholder and until their successors have been elected and qualified, or until their earlier resignation, removal from office or death. The number of directors may be either increased or decreased from time to time in accordance with the Bylaws of the Corporation. The names and addresses of the initial directors of the Corporation are:

Name	Address

Daniel E. Dosoretz	2234 Colonial Boulevard
Fort Myers, Florida 33907

Ricardo Andisco	2234 Colonial Boulevard
Fort Myers, Florida 33907

David Koeninger	2234 Colonial Boulevard
Fort Myers, Florida 33907

ARTICLE VIII
INDEMNIFICATION

The Corporation shall indemnify any person who is or was a Director, Officer, employee, or agent of the Corporation or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted by law.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 7th day of July, 2004.

/s/ Darrell C. Smith
Darrell C. Smith, Incorporator

FILED

2004 JUL – 9 A 8:08

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

CERTIFICATE OF DESIGNATION

REGISTERED AGENT/REGISTERED OFFICE

Pursuant to the provisions of Section 607.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent, in the State of Florida.

1.             The name of the corporation is Devoto Construction of Southwest Florida, Inc.

2.             The name and address of the registered agent and registered office are:

Darrell C. Smith

101 East Kennedy Boulevard

Suite 2800

Tampa, Florida 33602

SIGNATURE:	/s/ Darrell C. Smith
TITLE:	Darrell C. Smith, Incorporator

DATE:	July 7, 2004

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATION OF MY POSITION AS REGISTERED AGENT.

SIGNATURE:	/s/ Darrell C. Smith
Darrell C. Smith, Registered Agent

DATE:	July 7, 2004